UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 19, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 – Hawaiian Electric Industries, Inc. (HEI)

900 Richards Street, Honolulu, Hawaii 96813 – Hawaiian Electric Company, Inc. (HECO)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - HECO

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following is an update to the disclosure under “Subsequent event” in HEI’s Note 3 and HECO’s Note 16 of their respective “Notes to Consolidated Financial Statements,” which are incorporated herein by reference, in HEI’s and HECO’s Consolidated Financial Statements, included or incorporated in their Annual Report on Form 10-K for the year ended December 31, 2012.

As previously reported, on January 28, 2013, HECO, Hawaii Electric Light Company, Inc. (HELCO), Maui Electric Company, Limited (MECO) (the Companies) and the Consumer Advocate, signed a settlement agreement (Agreement) to write-off $40 million of costs in lieu of conducting the regulatory audits of the Campbell Industrial Park Combustion Turbine Unit No. 1 (CIP CT-1) project and the Customer Information System (CIS) project. Based on the Agreement, as of December 31, 2012, the Companies recorded an after-tax charge to net income of approximately $24 million -- $17.1 million for HECO, $3.4 million for HELCO, and $3.2 million for MECO. The remaining recoverable costs of $52 million were included in rate base as of December 31, 2012.

As part of the Agreement, the parties also agreed that HELCO would withdraw its 2013 test year rate case, and delay filing a new rate case until a 2016 test year. Additionally, HECO would delay the filing of its scheduled 2014 test year rate case to no earlier than January 2, 2014. For both utilities, the existing terms of the last approved rate cases continue. The Agreement also includes that, starting in 2014, HECO will be allowed to record Revenue Adjustment Mechanism (RAM) revenues starting January 1 of each year through 2016. The cash collection of RAM revenues will remain unchanged, starting June 1 of each year through May 31 of the following year. As previously reported, the Agreement was subject to approval by the Public Utilities Commission of the State of Hawaii (PUC). For more information on the Agreement, see the Form 8-K filed by HEI and HECO on January 29, 2013, which is incorporated herein by reference.

On March 19, 2013, the PUC issued a decision and order approving the Agreement, with the following clarifications, none of which change the financial impact recorded as of December 31, 2012: (1) The PUC reiterated its authority to examine and ascertain what post go-live CIS costs would be subject to regulatory review in future rate cases; (2) the PUC discouraged requesting single issue cost deferral accounting and/or cost recovery mechanisms during the period of rate case deferral by HECO and HELCO; (3) the PUC approved the agreed-upon recovery of CIP CT-1 and CIS project costs through the RAM, as set forth in the Agreement, however not setting a precedent for future projects and (4) the PUC reaffirmed its right to rule on the substance of the MECO 2012 test year rate case in its ongoing rate case proceeding.

In approving the Agreement, the PUC found that there is value in the fact the Agreement terminates further accrual of carrying costs for the CIP CT-1 and CIS projects pending potentially long regulatory audits of these projects. The PUC expects the Agreement to free up resources of the Companies to enable greater focus on achieving Hawaii’s statutory energy mandates and policies of increased energy efficiency and renewable generation and improve operational efficiencies.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: March 20, 2013	Date: March 20, 2013